Exhibit 99.1

HHOME PROPERTIES
[GRAPHIC OMITTED]


FOR IMMEDIATE RELEASE

               HOME PROPERTIES REPORTS SECOND QUARTER 2002 RESULTS
             SECOND QUARTER SAME-STORE NOI GROWTH 5.9%; FFO UP 4.6%

ROCHESTER, NY, AUGUST 9, 2002 -- Home Properties (NYSE:HME) today released financial results for the second quarter and six months of 2002. All results are reported on a diluted basis.

For the quarter ended June 30, 2002, Funds From Operations (FFO) was $36,278,000, or $.78 per share, compared with $34,698,000, or $.78 per share, for the quarter ended June 30, 2001. These results met analysts' consensus estimates for the quarter and equate to a 4.6% increase in total FFO over the comparable prior-year period, or no change on a per share basis. FFO for the six months ended June 30, 2002, was $65,461,000, or $1.41 per share, compared with $61,651,000, or $1.38 per share, an 6.2% increase in total FFO from the prior year and a 2.3% increase on a per-share basis.

Earnings Per Share (EPS) for the quarter ended June 30, 2002, was $.39, compared with $.71 for the quarter ended June 30, 2001, or a decrease of 45.8%, which was primarily attributable to the premium paid to repurchase the Series B preferred stock during the second quarter of 2002. On May 24, 2002, the Company repurchased the 1.0 million shares outstanding of its Series B Convertible Cumulative Preferred Stock at an amount equivalent to 839,772 common shares (as if the preferred shares had been converted). The Company repurchased the shares for $29,392,000 (equal to the $35.00 common stock trading price when the transaction was consummated); representing a premium of $5,025,000 compared to the carrying amount on the balance sheet prior to repurchase. Operating EPS (defined as GAAP EPS excluding gains and losses from sales of real property and the premium paid to repurchase preferred stock) for the quarter ended June 30, 2002 was $.40 compared with $.37 for the quarter ended June 30, 2001, or an increase of 6.4%. EPS for the six months ended June 30, 2002, was $.63 compared with $.94 for the six months ended June 30, 2001, or a decrease of 33.4%. This decrease was primarily attributable to the gain on disposition of real property in 2001 that was significantly higher than the real estate gains, offset by the preferred stock premium, in 2002. Operating EPS for the six months ended June 30, 2002 was $.66 compared with $.57 for the six months ended June 30, 2001, or an increase of 15.0%.

Second Quarter Operating Results
--------------------------------

For the second quarter of 2002, same-property comparisons (for 123 "Core" properties containing 35,204 apartment units owned since January 1, 2001) reflected an increase in rental revenues of 4.5%, total revenues of 4.4%, and a net operating income increase of 5.9% over the second quarter of 2001. Property level operating expenses increased by 2.4%, primarily due to increases in personnel costs and real estate taxes. These expense increases were

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  850 Clinton Square/Rochester, New York 14604/(585)546-4900/FAX (585)546-5433
                             www.homeproperties.com

HOME PROPERTIES REPORTS SECOND QUARTER 2002 RESULTS
FOR IMMEDIATE RELEASE:  FRIDAY, AUGUST 9, 2002
PAGE 2 OF 8

partially offset by reduced natural gas utility costs, repairs and maintenance, and property insurance expenses. Average economic occupancy for the Core properties was 92.2% during the second quarter of 2002, down from 94.2% during the second quarter of 2001, with average monthly rental rates increasing 6.7% to $837.

Occupancies for the 5,204 apartment units acquired between January 1, 2001, and June 30, 2002 (the "Recently Acquired Communities") averaged 91.8% during the second quarter of 2002, at average monthly rents of $1,086.

Year-to-Date Operating Results
------------------------------

For the six months ended June 30, 2002, same-property comparisons for the Core properties showed an increase in rental revenues of 4.4% and a net operating income increase of 7.4% over the first six months of 2001. Property level operating expenses increased by only 0.8%, primarily due to the increases in personnel costs and real estate taxes, primarily offset by similar reductions in natural gas utility expenses and snow removal costs. Average economic occupancy for the Core properties decreased from 94.2% to 91.6%, with average monthly rents rising 7.4%.

The yield on the Recently Acquired Communities during the second quarter of 2002 averaged 9.2% on an annualized basis (calculated as the net operating income from the properties, less an allowance for general and administrative expenses equal to 3% of revenues, all divided by the acquisition costs plus capital improvement expenditures in excess of normalized levels).

Interest and Dividend Income
----------------------------

Interest and dividend income decreased $417,000 during the second quarter of 2002, resulting from decreased levels of financing to affiliates.

Acquisitions and Dispositions
-----------------------------

During the second quarter of 2002, the Company acquired six communities with a total of 1,353 apartment units. Five of these communities, comprising 657 units, represented the purchase of the remaining communities in the 11-property Holiday Portfolio on Long Island, New York. The remaining 696 units represented the acquisition of the Company's first property in suburban Boston, Massachusetts. Total consideration for the six communities was $132.3 million, including closing costs, or an average of $97,800 per unit. The weighted average first year cap rate on the acquisitions closed in the second quarter of 2002 is 7.6%.

"We are particularly pleased to have acquired Gardencrest, in Waltham, Massachusetts, at the end of June," said Norman Leenhouts, Chairman and Co-CEO. "It is an excellent property in a terrific location and is our entry into the suburban Boston market, the last of the geographic markets we had targeted for future growth."

Also during the second quarter of 2002, the Company sold four communities with a total of 644 units located in Upstate New York, Maryland, and Pennsylvania for total consideration of $28.4 million or an average of $44,100 per unit. A gain on sale of approximately $4.4 million (before allocation of minority interest) was reported in the second quarter and is reflected in


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HOME PROPERTIES REPORTS SECOND QUARTER 2002 RESULTS
FOR IMMEDIATE RELEASE:  FRIDAY, AUGUST 9, 2002
PAGE 3 OF 8

discontinued operations. The weighted average first year cap rate on these sales is 9.6% (before a reserve for capital expenditures). In conformity with NAREIT guidelines, the gains from real property are not included in reported FFO results.

Year to date, net acquisitions have resulted in a 3.6% increase in the number of apartment units wholly owned by Home Properties.

Capital Markets Activities
--------------------------

During the second quarter of 2002, the Company raised $6.8 million by issuing additional shares (at an average cost of $33.81 per share) under its Dividend Reinvestment and Direct Stock Purchase Plan ("DRIP"). Approximately $5.1 million was from reinvested dividends and $1.7 million from optional cash purchases.

The Company continued to take advantage of the lower interest rate environment by financing eight properties during the quarter. The Company closed on various non-recourse mortgage loans provided by Freddie Mac through M&T Bank for a total of $44.2 million with interest fixed at a weighted average rate of 6.84% for an average term of ten years.

As of June 30, 2002, the Company's ratio of debt-to-total-market capitalization was 39.2%, with $58.0 million outstanding on its $100 million revolving credit facility and $12.7 million of unrestricted cash on hand. Mortgage debt of $1.1 billion was outstanding, at fixed rates of interest averaging 7.3% and with staggered maturities averaging approximately 9 years. Interest coverage averaged
3.0 times during the quarter; and the fixed charge ratio, which includes preferred dividends, averaged 2.4 times.

The Company estimates its net asset value at June 30, 2002, to be approximately $37.00 per share (based on capitalizing the annualized and seasonally adjusted second quarter property net operating income net of a management fee at 9.0% and adding a 4% growth factor).

Review and Outlook
------------------

"Our operating performance in the second quarter was very healthy, with net operating income growth of 5.9%, compared to the second quarter a year ago," said Norman Leenhouts, Chairman and Co-CEO. "In a difficult environment, Home Properties' results compare very favorably to our peers; and we believe that is a testament to our strong markets and unique business strategy. Our niche of revitalizing properties through extensive rehabilitation in high barrier to entry geographic markets provides a high incremental return even in a weak economy."

The Company has reduced its FFO guidance for the balance of 2002 by a range of ten to twelve cents. Today's change results in annual FFO guidance in the range of $2.96 - $3.04 per share. The quarterly breakdown for the balance of 2002 FFO results per share is as follows: third quarter $.80 - $.84; and fourth quarter $.75 - $.79 cents. According to Norman Leenhouts, "A significant improvement in apartment rental fundamentals and in economic conditions was anticipated when guidance for the second half of 2002 was originally provided this past February. The basis for the previous guidance assumed same-store revenue growth of 6.6% with occupancies averaging 93.8%. We now expect revenue growth of 4.7% for the second

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HOME PROPERTIES REPORTS SECOND QUARTER 2002 RESULTS
FOR IMMEDIATE RELEASE:  FRIDAY, AUGUST 9, 2002
PAGE 4 OF 8


half of the year, with occupancies improving from the average for June, 2002 of 92.6% to 93.1%."

Conference Call
---------------

The Company will conduct a conference call and simultaneous webcast today at 11:00 AM Eastern Time to review the information reported in this release. To listen to the call, please dial 800-280-2151. A replay of the call will be available by dialing 800-633-8284 or 402-977-9140 and entering 20150302. Call replay will become available beginning at approximately 1:00 PM Eastern Time and continue until approximately 1:00 PM on Saturday, August 17. The prepared portion of the conference call presentation will be filed with the SEC on a Form 8-K.

The Company webcast will be available live through the "Investors" section of our web site, www.homeproperties.com, under the heading, "Financial Information", and archived by 2:30 PM. Please note that, to view the webcast, you may need to perform a five-minute Pre-event System Test, also available on our web site.

The Company produces supplemental information that provides details regarding property operations, other income, acquisitions, sales, market geographic breakdown, debt, and net asset value. The supplemental information is available via the Company's web site or via facsimile upon request.

This press release contains forward-looking statements. Although the Company believes expectations reflected in such forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be achieved. Factors that may cause actual results to differ include general economic and local real estate conditions, the weather and other conditions that might affect operating expenses, the timely completion of repositioning activities within anticipated budgets, the actual pace of future acquisitions, and continued access to capital to fund growth.

Home Properties is the sixth largest publicly traded apartment company in the United States. A real estate investment trust with operations in selected Northeast, Midwest, and Mid-Atlantic markets, the Company owns, operates, acquires, and rehabilitates apartment communities. Currently, Home Properties operates 289 communities containing 50,437 apartment units. Of these, 40,408 units in 145 communities are owned directly by the Company; 7,961 units are partially owned and managed by the Company as general partner, and 2,068 units are managed for other owners. The Company also manages 2.2 million square feet of commercial space. For more information, view Home Properties' web site at www.homeproperties.com.

Tables to follow.

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HOME PROPERTIES REPORTS SECOND QUARTER 2002 RESULTS
FOR IMMEDIATE RELEASE:  FRIDAY, AUGUST 9, 2002
PAGE 5 OF 8



                                  AVG. ECONOMIC
 SECOND QUARTER RESULTS             OCCUPANCY                   Q2 '02                 Q2 '02 VS. Q2 '01
 --------------------------    --------------------            -------       ------------------------------------
                                                               AVERAGE
                                                               MONTHLY    % RENTAL      % RENTAL
                                                                RENT/        RATE         REVENUE        % NOI
                                   Q2 '02       Q2 '01        OCC UNIT      GROWTH        GROWTH         GROWTH
                                   ------       ------        --------      ------        ------         ------

Core Properties(a)                  92.2%         94.2%        $   837         6.7%          4.5%          5.9%

Acquisition Properties(b)           91.8%           NA         $ 1,086          NA            NA            NA
                                    -----         ------        ------          --            --            --

TOTAL PORTFOLIO                     92.2%         94.2%        $   864          NA            NA            NA



YEAR-TO-DATE RESULTS              AVG. ECONOMIC
                                    OCCUPANCY                   YTD '02                YTD '02 VS. YTD '01
                                 ---------------------------    -------    ---------------------------------------
                                                               AVERAGE
                                                               MONTHLY      % RENTAL      % RENTAL
                                                                RENT/         RATE         REVENUE        % NOI
                                  YTD '02       YTD '01        OCC UNIT      GROWTH        GROWTH        GROWTH
                                   ------       ------        --------      ------        ------         ------
Core Properties(a)                  91.6%         94.2%        $   834         7.4%          4.4%          7.4%

Acquisition Properties(b)           91.8%           NA          $1,049          NA            NA            NA
                                    -----         ------        ------          --            --            --

TOTAL PORTFOLIO                     91.6%         94.2%        $   855          NA            NA            NA



(a) Core Properties includes 123 properties with 35,204 apartment units owned throughout 2001 and 2002.

(B) Reflects 22 properties with 5,204 apartment units acquired subsequent to January 1, 2001.


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HOME PROPERTIES REPORTS SECOND QUARTER 2002 RESULTS
FOR IMMEDIATE RELEASE:  FRIDAY, AUGUST 9, 2002
PAGE 6 OF 8


                                         HOME PROPERTIES OF NEW YORK, INC.
                                        SUMMARY CONSOLIDATED STATEMENTS OF
                                  OPERATIONS (IN THOUSANDS, EXCEPT SHARE AND PER
                                             SHARE DATA - UNAUDITED)

                                                                   THREE MONTHS ENDED           SIX MONTHS ENDED
                                                                         JUNE 30                     JUNE 30
                                                                         -------                     -------
                                                                   2002          2001          2002          2001
                                                                   ----          ----          ----          ----
Rental income                                                    $  94,352     $  83,588      $182,949      $165,571
Other income - property related                                      3,566         3,242         6,146         6,160
Interest and dividend income                                           422           839           795         2,017
Other income                                                           293           616           581           926
                                                                  --------      --------      --------      --------
     Total revenues                                                 98,633        88,285       190,471       174,674
                                                                  --------      --------      --------      --------
Operating and maintenance                                           39,451        35,834        81,653        78,117
General and administrative                                           2,822         2,636         5,921         4,968
Interest                                                            18,973        15,961        37,042        31,491
Depreciation and amortization                                       16,727        15,790        31,672        30,454
                                                                  --------      --------      --------      --------
     Total expenses                                                 77,973        70,221       156,288       145,030
                                                                  --------      --------      --------      --------
Income before gain (loss) on disposition of property,
  minority interest, and discontinued operations                    20,660        18,064        34,183        29,644
Gain (loss) on disposition of property                                 (26)       13,648          (402)       13,648
                                                                  --------      --------      --------      --------
Income before minority interest and discontinued
  operations                                                        20,634        31,712        33,781        43,292
Minority interest                                                    4,466        11,397         8,299        14,368
                                                                 ---------     ---------    ----------     ---------
Income before discontinued operations                               16,168        20,315        25,482        28,924
Discontinued operations
     Income from operations of disposed properties, net
        of minority interest                                           181           303           424           526
     Gain on disposition of property, net of minority
        interest                                                     2,729             -         2,664             -
                                                                  --------      --------      --------      --------
Net Income                                                          19,078        20,618        28,570        29,450
Preferred dividends                                                 (3,852)       (4,497)       (7,234)       (8,994)
Premium on Series B preferred stock repurchase                      (5,025)            -        (5,025)            -
                                                                  --------      --------      --------      --------
Net income available to common shareholders                       $ 10,201      $ 16,121      $ 16,311      $ 20,456
                                                                  ========      ========      ========      ========


Reconciliation from net income available to common shareholders to Funds From
Operations:

Net income available to common shareholders                       $ 10,201      $ 16,121      $ 16,311      $ 20,456
Preferred dividends - convertible preferred stock                    2,502         4,497         5,779         8,994
Premium on Series B preferred stock repurchase                       5,025             -         5,025             -
Depreciation - real property                                        16,611        16,014        31,606        30,899
Depreciation - real property, unconsolidated                            65            99           437           203
(Gain) loss on disposition of property                                  26     (  13,648)          402     (  13,648)
Minority Interest                                                    4,466        11,397         8,299        14,368
Minority Interest - income from discontinued operations                111           218           266           379
(Gain) loss on disposition of discontinued operations             (  2,729)            -      (  2,664)            -
                                                                  --------      --------      --------      --------
FFO (1)                                                            $36,278       $34,698       $65,461       $61,651
                                                                   =======       =======       =======       =======

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
OME PROPERTIES REPORTS SECOND QUARTER 2002 RESULTS
FOR IMMEDIATE RELEASE:  FRIDAY, AUGUST 9, 2002
PAGE 7 OF 8


                                                    HOME PROPERTIES OF NEW YORK, INC.
                                                   SUMMARY CONSOLIDATED STATEMENTS OF
                                             OPERATIONS (IN THOUSANDS, EXCEPT SHARE AND PER
                                                        SHARE DATA - UNAUDITED)

                                                                   THREE MONTHS ENDED           SIX MONTHS ENDED
                                                                         JUNE 30                     JUNE 30
                                                                         -------                     -------
                                                                    2002          2001          2002          2001
                                                                    ----          ----          ----          ----
Weighted average shares/units outstanding:
     Shares - basic                                               26,053.3      21,774.1      25,451.2      21,796.2
     Shares - diluted                                             26,449.6      28,979.9      25,773.9      21,868.3
     Shares/units - basic(2)                                      42,013.0      37,461.8      41,422.5      37,522.7
     Shares/units - diluted(2)                                    46,664.5      44,661.2      46,384.0      44,707.1
Per share/unit:
     Net income - basic                                            $.39          $.74          $.64          $.94
     Net income - diluted                                          $.39          $.71          $.63          $.94
     FFO - basic(3)                                                $.80          $.81          $1.44         $1.40
     FFO - diluted(4)                                              $.78          $.78          $1.41         $1.38

Reconciliation from net income available to common shareholders to Operating income available to common shareholders:

Net income available to common shareholders                       $ 10,201      $ 16,121       $16,311       $20,456
Premium on Series B preferred stock repurchased, net of
     minority interest                                               3,251             -         3,223             -
(Gain) loss on disposition of property, net of minority
     interest                                                   (    2,713)   (    7,933)   (    2,416)   (    7,933)
                                                                -----------   -----------   -----------   -----------
                                                                  $ 10,739     $   8,188      $ 17,118      $ 12,523
                                                                  ========     =========      ========      ========

Weighted average diluted shares for Operating EPS                26,947.9      21,867.9      25,982.7      21,868.3


(1) FFO is defined as net income (calculated in accordance with generally accepted accounting principles) excluding gains or losses from sales of property, minority interest and extraordinary items plus depreciation from real property. Other similarly titled measures may not be calculated in the same manor. This presentation assumes the conversion of dilutive common stock equivalents and convertible preferred stock.

(2) Basic includes common stock outstanding plus operating partnership units in Home Properties of New York, L.P., which can be converted into shares of common stock. Diluted includes additional common stock equivalents and Series B through E (in 2002) and Series A through E (in 2001) convertible cumulative preferred stock, which can be converted into shares of common stock.

(3) FFO for the three months ended June 30, 2002, as computed for basic is gross FFO of $36,278 and $34,698 in 2002 and 2001, respectively, less convertible preferred dividends of $2,502 and $4,497 in 2002 and 2001, respectively. FFO for the six months ended June 30, 2002 as computed for basic is gross FFO of $65,461 and $61,651 in 2002 and 2001, respectively, less convertible preferred dividends of $5,779 and $8,994 in 2002 and 2001, respectively. Gross FFO for both the three and six-month periods ended June 30, 2002 includes the premium on the Series B preferred stock repurchase of $5,025.

(4) FFO for the three months ended June 30, 2002, as computed for diluted is basic FFO of $33,776and $30,201 in 2002 and 2001, respectively, plus the Series B - E convertible preferred dividend of $2,502 in 2002 and Series A
     - E convertible preferred dividend of $4,497 in 2001. FFO for the six months ended June 30, 2002, as computed for diluted is basic FFO of $59,683 and $52,657 in 2002 and 2001, respectively, plus the Series B - E convertible preferred dividend of $5,779 in 2002 and Series A - E convertible preferred dividend of $8,994 in 2001. Gross FFO for both the three and six-month periods ended June 30, 2002 includes the premium on the Series B preferred stock repurchase of $5,025.

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HOME PROPERTIES REPORTS SECOND QUARTER 2002 RESULTS
FOR IMMEDIATE RELEASE:  FRIDAY, AUGUST 9, 2002
PAGE 8 OF 8



                                                          HOME PROPERTIES OF NEW YORK, INC.
                                                         SUMMARY CONSOLIDATED BALANCE SHEETS
                                             (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA - UNAUDITED)

                                                                    JUNE 30, 2002                 December 31, 2001
                                                                    -------------                 -----------------

Real estate                                                              $2,380,250                  $2,135,078
Accumulated depreciation                                                (   225,029)                (   201,564)
                                                                        ------------                ------------
Real estate, net                                                          2,155,221                   1,933,514
Cash and cash equivalents                                                    12,739                      10,719
Cash in escrows                                                              48,075                      39,230
Accounts receivable                                                           9,304                       8,423
Prepaid expenses                                                             11,048                      17,640
Investment in and advances to affiliates                                     36,934                      42,870
Deferred charges                                                              6,740                       5,279
Other assets                                                                  6,664                       6,114
                                                                      -------------               -------------
Total assets                                                             $2,286,725                  $2,063,789
                                                                         ==========                  ==========
Mortgage notes payable                                                   $1,105,041                 $   960,358
Line of credit                                                               58,000                      32,500
Other liabilities                                                            60,097                      59,748
                                                                      -------------               -------------

Total liabilities                                                         1,223,138                   1,052,606

Minority interest                                                           338,381                     341,854
Series B convertible preferred stock                                              -                      48,733
Stockholders' equity                                                        725,206                     620,596
                                                                            -------                     -------

Total liabilities and stockholders' equity                               $2,286,725                  $2,063,789
                                                                         ==========                  ==========

Total shares/units outstanding:

Common stock                                                              26,208.9                    24,010.8
Operating partnership units                                               15,953.9                    16,002.1
Series B convertible cumulative preferred stock*                               -                       1,679.5
Series C convertible cumulative preferred stock*                           1,983.5                     1,983.5
Series D convertible cumulative preferred stock*                             833.3                       833.3
Series E convertible cumulative preferred stock*                             949.4                       949.4
                                                                         ---------                  ----------
                                                                          45,929.0                    45,458.6

*Potential common shares

                                      # # #

FOR FURTHER INFORMATION:

     David Gardner, Senior Vice President and Chief Financial Officer,
     (585)246-4113
     Charis Copin, Vice President, Investor Relations, (585) 295-4237